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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported): SEPTEMBER 10, 1998



                          BOSTON SCIENTIFIC CORPORATION
               (Exact name of registrant as specified in charter)



    DELAWARE                         1-11083                     04-2695240
(State or other                    (Commission                 (IRS employer
jurisdiction of                    file number)              identification no.)
 incorporation)



ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS              01760-1537
(Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (508) 650-8000


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On September 10, 1998, Boston Scientific Corporation (the "Company") announced that it had completed its acquisition of Schneider Worldwide, a member of the Medical Technology Group of Pfizer Inc., for $2.1 billion in cash. The purchase price was funded by the issuance of commercial paper.

         The commercial paper issued will not be and has not been registered under the Securities Act of 1933. Purchasers of the commercial paper may not reoffer or resell it in the United States absent registration or an applicable exemption from registration requirements.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of the Business Acquired

                  Financial statements required by this item will be filed by amendment to this initial report no later than 60 days after the date an initial report must be filed with the Securities and Exchange Commission.

         (b)      Pro forma Financial Information

                  Pro forma financial information required by this item will be filed by amendment to this initial report no later than 60 days after the date an initial report must be filed with the Securities and Exchange Commission.
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         (c)      Exhibits

Exhibit Number    Description

         10.1 Form of Second Amended and Restated Credit Agreement dated September 4, 1998 among Boston Scientific Corporation, The Several Lenders and certain other parties.

         10.2 Form of Credit Agreement dated September 4, 1998 among Boston Scientific Corporation, The Several Lenders and certain other parties.

         10.3 Form of Credit Agreement dated September 9, 1998 among Boston Scientific Corporation, The Several Lenders and Merrill Lynch Capital Corporation.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 25, 1998          By: /s/ Lawrence C. Best
                                      ------------------------------------------
                                      Lawrence C. Best
                                      Senior Vice President - Finance and
                                      Administration and Chief Financial Officer